Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED

PARTICIPATION AGREEMENT

This First Amendment to Amended and Restated Participation Agreement (hereinafter “Amendment”) is made and entered into February 1, 2018 by and among PetroShare Corp. (“PetroShare”), Providence Energy Operators, LLC (“PEO Participant”) and Providence Energy Partners III, LP (“PEP Participant”).  PetroShare, PEO Participant and PEP Participant may be referred to hereafter individually as a “Party” or collectively as the “Parties.”

RECITALS:

A.                                    PetroShare and PEO Participant entered into that certain Participation Agreement dated May 13, 2015 (“Original Participation Agreement”), pursuant to which, among other things, PetroShare assigned its right in certain oil and gas leases to PEO Participant and granted to PEO Participant the right to participate with PetroShare in the acquisition of certain oil and gas leases and drilling and development of those leases.

B.                                    On October 13, 2016, PetroShare and PEP Participant entered into that certain Revolving Line of Credit Facility Agreement (“PEP Credit Facility”) pursuant to which, among other things, PEP Participant agreed to make available to PetroShare a line of credit up to $10,000,000.

C.                                    On June 7, 2017, PetroShare and PEP Participant entered into that certain letter agreement pursuant to which, among other things, PEP Participant agreed to extend the maturity date of the PEP Credit Facility in exchange for PetroShare granting an option to PEP Participant to participate in certain lease acquisitions made by PetroShare (the “June 7 Letter”).

D.                                    Effective July 18, 2017, the Parties executed that certain Amended and Restated Participation Agreement dated November 16, 2017 (“Revised Participation Agreement”) providing for, among other things, the right of PEP Participant to participate in certain lease acquisitions, and drilling and development on those leases within an AMI defined in the Revised Participation Agreement.

E.                                     Effective with the date of this Amendment, and pursuant to the Third Amendment to Revolving Line of Credit Facility Agreement and Third Amendment to Promissory Note, PEP Participant has again extended the due date of the PEP Credit Facility in exchange for PetroShare agreeing to extend the time within which PEP Participant can participate in lease acquisitions and related development under the Revised Participation Agreement.

F.                                      PEO Participant desires to join with PetroShare in granting the additional rights to PEP Participant.

Now, therefore, the Parties hereto, for the mutual promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, (i) do hereby amend the Revised Participation Agreement in accordance with and by this Amendment, (ii) PEO Participant does hereby consent to and approve of such amendment, and (iii) do hereby contract and agree as follows, hereby also incorporating the recitals above:

1.                                      Limitation on Participation.  Article II, Section B of the Revised Participation Agreement is hereby amended to read in its entirety as follows:

B.                                    Limitation on Participation.  The right of PEO Participant and the right of PEP Participant to participate in the AMI shall be limited as set forth in Article V.B. below.

2.                                      Amendment of PEP Stop Date.  Article V, Section B, and Section C, subsection 3, of the Revised Participation Agreement are hereby amended to read in their entirety as follows:

B.                                    Limits of AMI.  The term of the AMI as between all Parties shall extend until February 1, 2020 (such date, the “PEO Stop Date)”.  The term of the AMI as between PEP Participant and PetroShare shall extend until February 1, 2020 (such date, as applicable, the “PEP Stop Date”).  The period from the Effective Date to the expiration of the respective Party’s rights and obligations under the AMI, as applicable, shall be referred to as the “AMI Term.” Following expiration of the AMI Term as to each party, the AMI shall be contracted to only include any horizontal well that is drilled pursuant to this Agreement during the AMI Term and that is producing oil and/or natural gas in paying quantities, and then only to the Drillsite Spacing Unit which includes that well.  Notwithstanding the above, the right of PEP Participant to participate in the AMI prior to the PEP Stop Date shall not apply to: (i) with respect to a relevant AMI Lease where the overall oil and gas lease package contained in the AMI Lease consists of less than 40 mineral acres of oil and gas leases (net as to the Acquiring Party), the entire AMI Lease, and (ii) with respect to an AMI Lease containing a mineral interest, the portion of such AMI Lease that consists of mineral interests, together with any fixtures located on such mineral interests (any such excluded asset, a “Non-Qualifying AMI Asset”).

C.                                    3.                                      Option to Participate; Participating Interest.  Within 15 days following the Non-Acquiring Parties’ receipt of the notice and information referred to in paragraph C.2. above, each applicable Non-Acquiring Party may elect to acquire its Participating Interest share in the AMI Lease by notifying the Acquiring Party of such election in writing; provided that each Party’s applicable Participating Interest shall be determined as follows:

a.                                      Prior to PEO Stop Date and PEP Stop Date.  Prior to the PEO Stop Date and PEP Stop Date (collectively, the “Stop Dates”), and other than with respect to any Non-Qualifying Asset, if, prior to expiration of the applicable AMI election period, one or both of the Non-Acquiring Parties has elected to acquire its proportionate share in the AMI Leases, the interests of the Parties in said AMI Leases shall be:

PetroShare:                                 45.0%
PEO Participant:      45.0%
PEP Participant:        10.0%

provided that if, upon expiration of the election period, at least one Non-Acquiring Party has elected to acquire its Participating Interest share in the applicable AMI Lease and at least one Non-Acquiring Party has elected not to acquire or otherwise has failed to elect to acquire its Participating Interest share in the applicable AMI Lease, then the interest of any such non-participating  Non-Acquiring Party shall be divided between the Acquiring Party and all participating Non-Acquiring Parties in the manner agreed by such participating Parties, provided that, if such Parties fail to reach agreement on such division within two days after the expiration of the election period, the Participating Interest of any non-participating Non-Acquiring Party shall be divided evenly between such participating Parties.

b.                                      After Stop Dates.  Following the Stop Dates for all AMI Leases except any Non-Qualifying Asset, if, upon expiration of the applicable AMI election period, the Non-Acquiring Party has elected to acquire its proportionate share in the AMI Leases, the interests of the Parties in said AMI Leases shall be:

PetroShare:                                 100.0%
PEP Participant:        NA (AMI rights terminated as of PEP Stop Date)
PEO Participant:      NA (AMI rights terminated as of PEO Stop Date)

3.                                      No Other Changes. Except as expressly amended and modified by this Amendment, the remaining terms and conditions of the Line of Credit are and shall continue to be in full force and effect in accordance with the terms thereof and are hereby ratified and confirmed by PetroShare and PEO Participant.  PetroShare hereby agrees that the amendments and modifications contained herein shall in no manner affect or impair the liabilities, duties, and obligations of PetroShare under the Revised Participation Agreement.

4.                                      Representations of the Parties.  Each of the Lender and Borrower hereby represent and warrant that the individual executing this Amendment has been authorized by all necessary corporate or organizational power and authority, and when so executed, this Amendment shall represent the binding agreement of each such Party.

5.                                      Counterparts. This Amendment may be executed in any number of counterparts and, when so executed, all of such counterparts together shall constitute a single instrument binding upon all of the Parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart. Electronic signatures are acceptable as original signatures.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment is executed effective as of the date hereinabove provided.

Parties:

PETROSHARE CORP.

By:	/s/ Stephen J. Foley
Name: Stephen J. Foley, Chief Executive Officer

PROVIDENCE ENERGY OPERATORS, LLC

By:	PEC E&P, LLC
Its:	Manager

By:	/s/ Michael Allen
Name: Michael Allen, CEO

PROVIDENCE ENERGY PARTNERS III, LP

By:	Providence Energy Partners III GP, LLC
Its:	General Partner

By:	/s/ Luke Allen
Name:	Luke Allen, VP of Business Development